Exhibit 1.01
Energizer Holdings, Inc.
Conflict Minerals Report
For the Reporting Period from January 1, 2017 to December 31, 2017
This report for the reporting period from January 1, 2017 to December 31, 2017 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the "Rule"). The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act"). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. "Conflict minerals" are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to metallic forms of tin, tantalum, tungsten, and gold (3TG). These requirements apply to registrants regardless of the geographic origin of the conflict minerals and whether or not they fund armed conflict.
If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the "Covered Countries"), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.
If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals' source and chain of custody. The registrant must annually submit a report, Conflict Minerals Report ("CMR"), to the SEC that includes a description of those due diligence measures.
Company Overview
This report has been prepared by management of Energizer Holdings, Inc. (herein referred to as "Energizer," the "Company," "we," or "us"). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

Energizer, headquartered in St. Louis, MO, is one of the world's largest manufacturers of primary batteries and portable lighting products, anchored by its two globally recognized brands Energizer® and EVEREADY®. Energizer is also a leading designer and marketer of automotive fragrance and appearance products from recognized brands such as Refresh Your Car!®, California Scents®, Driven®, Bahama & Co.®, LEXOL®, and Eagle One®.

The Company identified conflict minerals contained in products: (i) for which conflict minerals are necessary to the functionality or production of those products; (ii) that were manufactured, or contracted to be manufactured by us; and (iii) for which the manufacture was completed during calendar year 2017; and (iv) with respect to conflict minerals in such products, for which we were unable to reasonably determine that all of the conflict minerals contained therein did not originate in the Covered Countries (or did come from recycled or scrap sources) (the “Products”). We believe that conflict minerals are present in the following products: round cell alkaline batteries, round cell carbon zinc batteries, lighting, and chargers.

Conflict Minerals Policy
We have adopted a conflict minerals policy which expresses Energizer's goal to ensure all 3TG minerals used in our products are "DRC conflict free". Our policy is publicly available on our website at http://www.energizerholdings.com/company/supplier-relations. The website and information accessible through it are not incorporated into this document.
Supply Chain
A number of Energizer's products contain advanced components and compounds manufactured by our suppliers. These suppliers may manufacture the components themselves or source some or all of the production to their suppliers. These suppliers may do the same with lower tier suppliers. We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us - including sources of 3TG that are supplied to them from lower tier suppliers. Contracts with our suppliers are frequently in force for three to five years or more and we cannot unilaterally impose new contract terms or flow-down requirements. As we enter into new contracts, or our contracts renew, we have sought to include a clause under which our suppliers undertake that no 3TG that originated in the Covered Countries are incorporated in, or necessary to, the functionality or production of any product delivered to us, including in any component manufactured of such product by a third party.
Under the terms of these contracts, it will take a number of years to ensure that all our supplier contracts contain appropriate clauses. In the meantime, as described below, we are working with our suppliers to obtain the 3TG sourcing information.
Due to the size of our supply base, it is not practicable to conduct a survey of all our suppliers and we believed a reasonable approach would be to conduct a survey of the suppliers who provided raw materials for products containing 3TG in relevant product supply chains as well as sourced product suppliers in 2017. We assessed our industry as well as others and concluded that this risk-based approach is consistent with how many peer companies are approaching the Rule. We have also implemented software designed to facilitate and track our supplier surveys.

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other major manufacturers in our sector and other sectors. Accordingly we participate in a number of industry-wide initiatives, including the Responsible Minerals Initiative (RMI), an industry-wide initiative supporting upstream actors in the supply chain.
Reasonable Country of Origin Inquiry (RCOI) Results
We conducted RCOI surveys as described under "Supply Chain" above. We rely on suppliers, whose components contain 3TG, to disclose the origin of any 3TG used in their manufacturing processes and to identify the 3TG processing facilities within their supply chain. Our direct suppliers are similarly reliant upon information provided by lower tier suppliers. We reviewed the responses that we received against criteria developed to determine which required further engagement with our suppliers. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the template. We have worked directly with suppliers to provide revised responses.
The large majority of the responses received provided data at a company or divisional level or, as described above, were unable to specify the smelters or refiners used or countries of origin for components supplied to Energizer. We are therefore unable to determine whether any of the conflict minerals reported by the suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.
Design of Due Diligence Framework
Our due diligence framework was designed to conform, in material respects, with the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the "OECD Guidance") and the related Supplements for 3TG.

Due Diligence Measures Performed
Due diligence measures we performed include, but are not limited to:

•	Communicating our policy on conflict minerals to direct suppliers;

•	Communicating the commitments and requirements expected of our direct suppliers, supported by, when appropriate, email and phone dialogues;

•
Determining whether smelter and refiner names were included on the Responsible Minerals Initiative’s Conformant Smelter Report (“CSR”). The CSR is generally understood to contain the names of smelters and the associated risk level of their mineral sourcing;

•	Supporting third party audits of 3TG smelters and refiners through our participation in the RMI;

•	Approving a risk management plan, through which the material risks to the company related to the conflict minerals program are managed and monitored; and

•	Providing updates to senior management and the Audit Committee of the Board of Directors.

Due Diligence Results
Through our participation in RMI and requesting our suppliers to complete the Conflict Minerals Reporting Template (CMRT), we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain. We have identified approximately 196 smelters and refiners included in our suppliers’ supply chains. Nonetheless, most of our supplier responses were provided at a company level. Many suppliers did not provide verifiable smelter or processing information or responded at a company-wide level which did not allow us to conclude that the conflict minerals were processed by any one particular facility. Based on the information provided by our suppliers, we could not identify how many of these smelters produced materials specifically used in Energizer Products. Therefore, it is possible that none of the materials from these smelters actually entered our supply chain. The list of smelters and refiners and the identified countries of origin are included as Appendix A.

Accordingly, Energizer believes it is reasonable to conclude that the Covered Products are “DRC conflict undeterminable,” as defined in the Rule.
Steps to be taken to mitigate risk
We intend to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary conflict minerals in our Products could benefit armed groups in the DRC or adjoining countries:

•	Continue to incorporate a conflict minerals flow-down clause in new or renewed supplier contracts;

•	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses;

•
Engage any of our suppliers found to be supplying us with 3TG from sources that support conflict in the DRC or any adjoining country to establish an alternative source of 3TG that does not support such conflict; and

•	Work with relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

Appendix A - List of Smelters/Refiners and Identified Countries of Origin

Based on the information that was provided by the Covered Suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed below. We are unable to definitively link the identified smelters and refiners to only those products and materials in our supply chain; therefore our smelter and refiner list likely contains more processing facilities than are actually in our supply chain and used to manufacture the Covered Products.

Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information to conclusively determine the country of origin of all of the Conflict Minerals in the Covered Products. At the same time, we received no information from our Covered Suppliers indicating that the tin, tantalum, tungsten or gold in our Covered Products directly or indirectly financed or benefited armed groups in the Covered Countries. Also, due to the manner in which our Covered Suppliers disclosed country of origin information, we do not believe that all of the countries named are actually in our supply chain or Covered Products. However, based on the information that has been obtained, the Company has reasonably determined that the Conflict Minerals may have originated from the countries listed in the table below.

Based on the information obtained pursuant to the due diligence process, the Company believes there is a risk that the Covered Products may contain Conflict Minerals from the Covered Countries. The Company’s due diligence into the supply chain was unable to determine whether any of the Covered Products did or did not contain any Conflict Minerals from any Covered Country, as defined in the Rule.

Mineral	Smelter Name	Smelter COO
Tin (Sn)	Alpha	United States Of America
Tin (Sn)	China Tin Group Co., Ltd.	China
Tin (Sn)	Cv Ayi Jaya	Indonesia
Tin (Sn)	Cv United Smelting	Indonesia
Tin (Sn)	Cv Venus Inti Perkasa	Indonesia
Tin (Sn)	Em Vinto	Bolivia
Tin (Sn)	Fenix Metals	Poland
Tin (Sn)	Gejiu Jinye Mineral Company	China
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin (Sn)	Malaysia Smelting Corporation (Msc)	Malaysia
Tin (Sn)	Mentok Smelter	Indonesia
Tin (Sn)	Metallic Resources, Inc.	United States Of America
Tin (Sn)	Metallo Belgium N.V.	Belgium
Tin (Sn)	Metalor Technologies (Hong Kong) Ltd.	China
Tin (Sn)	Mineracao Taboca S.A.	Brazil
Tin (Sn)	Minsur	Peru
Tin (Sn)	Mitsubishi Materials Corporation	Japan
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	Philippines
Tin (Sn)	Operaciones Metalurgical S.A.	Bolivia
Tin (Sn)	Pt Aries Kencana Sejahtera	Indonesia
Tin (Sn)	Pt Artha Cipta Langgeng	Indonesia
Tin (Sn)	Pt Atd Makmur Mandiri Jaya	Indonesia
Tin (Sn)	Pt Babel Inti Perkasa	Indonesia
Tin (Sn)	Pt Bangka Prima Tin	Indonesia
Tin (Sn)	Pt Bangka Tin Industry	Indonesia
Tin (Sn)	Pt Belitung Industri Sejahtera	Indonesia
Tin (Sn)	Pt Bukit Timah	Indonesia
Tin (Sn)	Pt Ds Jaya Abadi	Indonesia

Tin (Sn)	Pt Eunindo Usaha Mandiri	Indonesia
Tin (Sn)	Pt Inti Stania Prima	Indonesia
Tin (Sn)	Pt Lautan Harmonis Sejahtera	Indonesia
Tin (Sn)	Pt Menara Cipta Mulia	Indonesia
Tin (Sn)	Pt Mitra Stania Prima	Indonesia
Tin (Sn)	Pt Panca Mega Persada	Indonesia
Tin (Sn)	Pt Prima Timah Utama	Indonesia
Tin (Sn)	Pt Refined Bangka Tin	Indonesia
Tin (Sn)	Pt Sariwiguna Binasentosa	Indonesia
Tin (Sn)	Pt Stanindo Inti Perkasa	Indonesia
Tin (Sn)	Pt Tambang Timah	Indonesia
Tin (Sn)	Pt Timah (Persero) Tbk Mentok	Indonesia
Tin (Sn)	Pt Tinindo Inter Nusa	Indonesia
Tin (Sn)	Pt Tommy Utama	Indonesia
Tin (Sn)	Republic Metals Corporation	United States Of America
Tin (Sn)	Royal Canadian Mint	Canada
Tin (Sn)	Rui Da Hung	Taiwan, Province Of China
Tin (Sn)	Thaisarco	Thailand
Tin (Sn)	United Precious Metal Refining, Inc.	United States Of America
Tin (Sn)	White Solder Metalurgia E Mineracao Ltda.	Brazil
Tin (Sn)	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	China
Tin (Sn)	Yunnan Tin Company Limited	China
Gold (Au)	Advanced Chemical Company	United States Of America
Gold (Au)	Aida Chemical Industries Co., Ltd.	Japan
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold (Au)	Argor-Heraeus S.A.	Switzerland
Gold (Au)	Asahi Pretec Corp.	Japan
Gold (Au)	Asahi Refining Canada Ltd.	Canada
Gold (Au)	Asaka Riken Co., Ltd.	Japan
Gold (Au)	Aurubis Ag	Germany
Gold (Au)	Bangko Sentral Ng Pilipinas (Central Bank Of The Philippines)	Philippines
Gold (Au)	Boliden Ab	Sweden
Gold (Au)	C. Hafner Gmbh + Co. Kg	Germany
Gold (Au)	Ccr Refinery - Glencore Canada Corporation	Canada
Gold (Au)	Chimet S.P.A.	Italy
Gold (Au)	Cv Tiga Sekawan	Indonesia
Gold (Au)	Doduco Gmbh	Germany
Gold (Au)	Dowa	Japan
Gold (Au)	Dsc (Do Sung Corporation)	Korea, Republic Of
Gold (Au)	Eco-System Recycling Co., Ltd.	Japan
Gold (Au)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Gold (Au)	Gold Refinery Of Zijin Mining Group Co., Ltd.	China
Gold (Au)	Heimerle + Meule Gmbh	Germany
Gold (Au)	Heraeus Metals Hong Kong Ltd.	China

Gold (Au)	Heraeus Precious Metals Gmbh & Co. Kg	Germany
Gold (Au)	Inner Mongolia Qiankun Gold And Silver Refinery Share Co., Ltd.	China
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	Japan
Gold (Au)	Istanbul Gold Refinery	Turkey
Gold (Au)	Japan Mint	Japan
Gold (Au)	Jiangxi Copper Co., Ltd.	China
Gold (Au)	Jsc Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold (Au)	Jsc Uralelectromed	Russian Federation
Gold (Au)	Jx Nippon Mining & Metals Co., Ltd.	Japan
Gold (Au)	Kazzinc	Kazakhstan
Gold (Au)	Kennecott Utah Copper Llc	United States Of America
Gold (Au)	Kojima Chemicals Co., Ltd.	Japan
Gold (Au)	Kyrgyzaltyn Jsc	Kyrgyzstan
Gold (Au)	Ls-Nikko Copper Inc.	Korea, Republic Of
Gold (Au)	Malaysia Smeltin (Sn)G Corporation (Msc)	Malaysia
Gold (Au)	Materion	United States Of America
Gold (Au)	Matsuda Sangyo Co., Ltd.	Japan
Gold (Au)	Metallo Belgium N.V.	Belgium
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	China
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	China
Gold (Au)	Metalor Technologies S.A.	Switzerland
Gold (Au)	Metalor Usa Refining Corporation	United States Of America
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold (Au)	Mineracao Taboca S.A.	Brazil
Gold (Au)	Minsur	Peru
Gold (Au)	Mitsubishi Materials Corporation	Japan
Gold (Au)	Mitsui Mining And Smelting Co., Ltd.	Japan
Gold (Au)	Mmtc-Pamp India Pvt., Ltd.	India
Gold (Au)	Moscow Special Alloys Processing Plant	Russian Federation
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold (Au)	Nihon Material Co., Ltd.	Japan
Gold (Au)	Ogussa Osterreichische Gold- Und Silber-Scheideanstalt Gmbh	Austria
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold (Au)	Ojsc "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (Ojsc Krastsvetmet)	Russian Federation
Gold (Au)	Ojsc Novosibirsk Refinery	Russian Federation
Gold (Au)	Pamp S.A.	Switzerland
Gold (Au)	Prioksky Plant Of Non-Ferrous Metals	Russian Federation
Gold (Au)	Pt Aneka Tambang (Persero) Tbk	Indonesia
Gold (Au)	Pt Refined Bangka Tin (Sn)	Indonesia
Gold (Au)	Pt Stanindo Inti Perkasa	Indonesia
Gold (Au)	Pt Sukses Inti Makmur	Indonesia
Gold (Au)	Pt Tin (Sn)Indo Inter Nusa	Indonesia
Gold (Au)	Pt Tommy Utama	Indonesia
Gold (Au)	Px Precinox S.A.	Switzerland
Gold (Au)	Rand Refinery (Pty) Ltd.	South Africa
Gold (Au)	Republic Metals Corporation	United States Of America

Gold (Au)	Royal Canadian Mint	Canada
Gold (Au)	Samduck Precious Metals	Korea, Republic Of
Gold (Au)	Schone Edelmetaal B.V.	Netherlands
Gold (Au)	Sempsa Joyeria Plateria S.A.	Spain
Gold (Au)	Shandong Zhaojin Gold (Au) & Silver Refinery Co., Ltd.	China
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold (Au)	Singway Technology Co., Ltd.	Taiwan, Province Of China
Gold (Au)	Soe Shyolkovsky Factory Of Secondary Precious Metals	Russian Federation
Gold (Au)	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	Japan
Gold (Au)	T.C.A S.P.A	Italy
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold (Au)	The Refinery Of Shandong Gold Mining Co., Ltd.	China
Gold (Au)	Tokuriki Honten Co., Ltd.	Japan
Gold (Au)	Torecom	Korea, Republic Of
Gold (Au)	Umicore Brasil Ltda.	Brazil
Gold (Au)	Umicore Precious Metals Refining Hoboken	Belgium
Gold (Au)	Umicore Precious Metals Thailand	Thailand
Gold (Au)	United Precious Metal Refining, Inc.	United States Of America
Gold (Au)	Valcambi S.A.	Switzerland
Gold (Au)	Western Australian Mint (T/A The Perth Mint)	Australia
Gold (Au)	White Solder Metalurgia E Mineracao Ltda.	Brazil
Gold (Au)	Wieland Edelmetalle Gmbh	Germany
Gold (Au)	Yamamoto Precious Metal Co., Ltd.	Japan
Gold (Au)	Yokohama Metal Co., Ltd.	Japan
Gold (Au)	Yunnan Tin (Sn) Company Limited	China
Gold (Au)	Zhongyuan Gold Smelter Of Zhongjin Gold Corporation	China
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten (W)	Japan New Metals Co., Ltd.	Japan
Tungsten (W)	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Tungsten (W)	Metalor Technologies S.A.	Switzerland
Tungsten (W)	Metalor Usa Refining Corporation	United States Of America
Tungsten (W)	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Tungsten (W)	Pt Ds Jaya Abadi	Indonesia
Tungsten (W)	Pt Timah (Persero) Tbk Mentok	Indonesia
Tungsten (W)	Thaisarco	Thailand
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten (W)	Xiamen Tungsten Co., Ltd.	China
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum (Ta)	Conghua Tantalum And Niobium Smeltry	China
Tantalum (Ta)	D Block Metals, Llc	United States Of America
Tantalum (Ta)	Em Vinto	Bolivia
Tantalum (Ta)	Exotech Inc.	United States Of America
Tantalum (Ta)	F&X Electro-Materials Ltd.	China
Tantalum (Ta)	Fir Metals & Resource Ltd.	China
Tantalum (Ta)	Global Advanced Metals Aizu	Japan

Tantalum (Ta)	Global Advanced Metals Boyertown	United States Of America
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum (Ta)	H.C. Starck Co., Ltd.	Thailand
Tantalum (Ta)	H.C. Starck Hermsdorf Gmbh	Germany
Tantalum (Ta)	H.C. Starck Inc.	United States Of America
Tantalum (Ta)	H.C. Starck Ltd.	Japan
Tantalum (Ta)	H.C. Starck Smelting Gmbh & Co. Kg	Germany
Tantalum (Ta)	H.C. Starck Tantalum And Niobium Gmbh	Germany
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum (Ta)	Heraeus Precious Metals Gmbh & Co. Kg	Germany
Tantalum (Ta)	Jiujiang Jinxin Nonferrous Metals Co., Ltd.	China
Tantalum (Ta)	Jiujiang Nonferrous Metals Smelting Company Limited	China
Tantalum (Ta)	Kemet Blue Metals	Mexico
Tantalum (Ta)	Kemet Blue Powder	United States Of America
Tantalum (Ta)	Kennecott Utah Copper Llc	United States Of America
Tantalum (Ta)	Lsm Brasil S.A.	Brazil
Tantalum (Ta)	Mineracao Taboca S.A.	Brazil
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum (Ta)	Npm Silmet As	Estonia
Tantalum (Ta)	Operaciones Metalurgical S.A.	Bolivia
Tantalum (Ta)	Power Resources Ltd.	Macedonia
Tantalum (Ta)	Pt Inti Stania Prima	Indonesia
Tantalum (Ta)	Pt Mitra Stania Prima	Indonesia
Tantalum (Ta)	Taki Chemical Co., Ltd.	Japan
Tantalum (Ta)	Ulba Metallurgical Plant Jsc	Kazakhstan
Tantalum (Ta)	Umicore Brasil Ltda.	Brazil
Tantalum (Ta)	Zhuzhou Cemented Carbide Group Co., Ltd.	China